Exhibit 10.2

AMENDMENT NO. 1

TO THE

PREFERRED UNIT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of November 21, 2007 by and among Elandia International, Inc., a Delaware corporation (“Purchaser”), Elandia/Desca Holdings, LLC, a Delaware limited liability company, f/k/a Bella Durmiente, LLC (“Seller”), Desca Holding, LLC, a Delaware limited liability company (the “Company”), and Jorge Enrique Alvarado Amado, an individual (the “Responsible Party”).

RECITALS

WHEREAS, the Company, Seller, the Purchaser and the Responsible Party are parties to that certain Preferred Unit Purchase Agreement dated as of October 2, 2007 (the “Purchase Agreement”); and

WHEREAS, the parties have agreed to enter into this Amendment in order to amend certain provisions of the Purchase Agreement and address certain other issues related to the closing of the transactions by the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. All capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings assigned to them in the Purchase Agreement.

2. Name Change of Seller and Purchaser. The Parties acknowledge and agree that (i) Seller has filed a Certificate of Amendment to Seller’s Certificate of Formation with the Delaware Secretary of State changing Seller’s name to “Elandia/Desca Holdings, LLC”, and (ii) all references to “Bella Durmiente, LLC” throughout the Purchase Agreement and all schedules and exhibits thereto shall be replaced with, or deemed to refer to, “Elandia/Desca Holdings, LLC”. The Parties further acknowledge and agree that (i) Purchaser has filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State changing Purchaser’s name to “Elandia International, Inc.”, and (ii) all references to “Elandia, Inc.” throughout the Purchase Agreement and all schedules and exhibits thereto shall be replaced with, or deemed to refer to, “Elandia International, Inc.”.

3. Replacement of Exhibit A to the Purchase Agreement. The Parties hereby agree to replace the form of the LLC Agreement set forth as Exhibit A to the Purchase Agreement with the amended form of the LLC Agreement attached as Exhibit A attached to this Amendment.

4. Replacement of Exhibit B to the Purchase Agreement. The Parties hereby agree to replace the form of the Escrow Agreement set forth as Exhibit B to the Purchase Agreement with the amended form of the Escrow Agreement attached as Exhibit B attached to this Amendment.

5. Representation Letter. Each of Seller, the Company and the Responsible Party shall execute at the Closing a representation letter in the form attached hereto as Exhibit C.

6. Waiver of Section 7(a)(xx) of the Purchase Agreement. Purchaser hereby waives the condition precedent under Section 7(a)(xx) of the Purchase Agreement.

7. Waiver of Section 7(b)(x) of the Purchase Agreement. Each of Seller, the Company and the Responsible Party hereby waives the condition precedent under Section 7(b)(x) of the Purchase Agreement.

8. Amendment to Recital F of the Purchase Agreement. The Parties hereby agree to amend and restate Recital F of the Purchase Agreement in its entirety as follows:

“F. At the Closing, the Responsible Party will (i) contribute all of his ownership interests in the Company to Seller, and (ii) contribute all of his ownership interests in Desca Colombia to the Company.”

9. Amendment to Section 1 of the Purchase Agreement. The Parties hereby agree to amend and restate the following definitions in Section 1 of the Purchase Agreement in their entirety as follows:

““Purchase Price” means the sum of the Closing Payment and the Deferred Payments.”

““Stanford Panama Segregated Account” means that certain account of Seller into which funds shall be deposited by Purchaser to effect the additional purchases of Series A Preferred Units as set forth in Section 2(b)(ii).

10. Addition to Section 1 of the Purchase Agreement. The Parties hereby agree to add to Section 1 of the Purchase Agreement (in proper alphabetical order) the following definitions:

““Call Consideration” has the meaning ascribed to it in the LLC Agreement.”

““Deferred Payments” has the meaning set forth in Section 2(b)(ii).”

““Performance Share Note” has the meaning set forth in Section 6(j).”

““Put Consideration” has the meaning ascribed to it in the LLC Agreement.”

““Put /Call Note” has the meaning set forth in Section 6(j).”

““Sixth Payment” has the meaning set forth in Schedule 2(b)(ii) hereto.”

11. Deletion in Section 1 of the Purchase Agreement. The Parties hereby agree to delete in Section 1 of the Purchase Agreement (in proper alphabetical order) the following definition in its entirety:

““Put/Call Consideration” has the meaning set forth in Section 6(j).”

12. Amendment to Section 2(b)(i) and (ii) of the Purchase Agreement. The Parties hereby agree to amend and restate Section 2(b)(i) and (ii) of the Purchase Agreement in its entirety as follows:

(i) Purchase at Closing. Purchaser shall purchase, and Seller shall sell, 3,769,231 Series A Preferred Units, which comprises 55.68% of the total issued and outstanding units of Seller, for the purchase price of US $14,000,000, payable to Seller at the Closing by wire transfer of immediately available funds (the “Closing Payment”).

(ii) Additional Purchases. Purchaser shall purchase, and Seller shall sell, an additional number of Series A Preferred Units equal to an aggregate of 3,230,769 Series A Preferred Units for an aggregate purchase price of US $12,000,000 at such dates and in such amounts as set forth on Schedule 2(b)(ii) (the “Deferred Payments”), payable by wire transfer of immediately available funds to the Stanford Panama Segregated Account, which shall be released only upon the approval and signature of the chief executive officer of Purchaser, the chief financial officer of Purchaser and the Responsible Party. Upon each purchase of such additional Series A Preferred Units, the purchase price for such units shall be considered an additional capital contribution by Purchaser to Seller pursuant to the terms of the LLC Agreement and Purchaser’s percentage ownership interest in Seller after the Sixth Payment will be seventy percent (70%) of the total issued and outstanding units of Seller.”

13. Amendment to Section 2(d) of the Purchase Agreement. The Parties hereby agree to delete the reference to “7,000,000” in Section 2(d) of the Purchase Agreement in its entirety and replace it with “3,769,231”.

14. Amendment to Section 2(e)(iii) of the Purchase Agreement. The Parties hereby agree to amend and restate Section 2(e)(iii) of the Purchase Agreement in its entirety as follows:

“(iii) $12,000,000, which shall be released only upon the approval and signature of the chief executive officer of Purchaser, the chief financial officer of Purchaser and the Responsible Party, to be used for such purposes as determined by the Board of Managers of Seller, including, without limitation, (A) prepayment or payment of high interest debt of the Company or any of its Subsidiaries, (B) launching new operations or funding acquisitions, and (C) distributions to the members of Seller,”

15. Amendment to Section 4(b)(ii) of the Purchase Agreement. The Parties hereby agree to amend and restate the second sentence in Section 4(b)(ii) of the Purchase Agreement in its entirety as follows:

“After the partial redemption of the Responsible Party’s Common Units under the LLC Agreement and the receipt by Seller of the Sixth Payment, 3,000,000 Common Units will be held in the name of the Responsible Party and 7,000,000 Series A Preferred Units will have been issued to Purchaser.”

16. Amendment to Section 5(w) of the Purchase Agreement. The Parties hereby agree to amend and restate Section 5(w) of the Purchase Agreement in its entirety as follows:

“(w) Certain Pre-Closing Contributions. At the Closing, the Responsible Party shall (A) contribute all of his ownership interests in the Company to Seller, and (B) contribute all of his ownership interests in Desca Colombia to the Company.”

17. Amendment to Section 6(j) of the Purchase Agreement. The Parties hereby agree to amend and restate Section 6(j) of the Purchase Agreement in its entirety as follows:

“(j) Escrow Fund. The Parties agree that in the event that the put rights or call rights are exercised pursuant to Section 11.13 or 11.14, respectively, of the LLC Agreement during the Put Term or Call Term, as the case may be, and within three (3) years after the Closing Date, the promissory note issued in connection therewith (the “Put/Call Note”), shall be deposited into escrow with the Escrow Agent and held pursuant to the terms of the Escrow Agreement. The Parties further agree that in the event that the performance share put rights, performance share call rights or the Mandatory Redemption (as defined in the LLC Agreement) is exercised pursuant to Section 11.20 of the LLC Agreement during the Put Term or Call Term, as the case may be, and within three (3) years after the Closing Date, the promissory note issued in connection therewith (the “Performance Share Note”), shall be deposited into escrow with the Escrow Agent and held pursuant to the terms of the Escrow Agreement. If (i) the Responsible Party is eligible under the Securities Laws (as defined in the LLC Agreement) to transfer his Common Units, (ii) such transfer is permitted under the LLC Agreement, and (iii) the transferee or transferees agree in writing to have such units continue to be held in escrow and subject to the terms of this Agreement, the Escrow Agreement and the LLC Agreement, then (A) the Escrow Agent will release such units from escrow in order to effectuate the transfer, (B) the transferee or transferees will deposit the certificates representing such units into escrow to be held with the Escrow Agent pursuant to the terms of the Escrow Agreement, and (C) the Responsible Party may retain all consideration received in connection with the transfer of such units. The Put/Call Note deposited into escrow with the Escrow Agent, together with the Escrowed Units, shall be referred to collectively as the “Escrow Fund.””

18. Amendment to Section 7(a)(vii), (viii) and (ix) of the Purchase Agreement. The Parties hereby agree to amend and restate Sections 7(a)(vii), (viii) and (ix) of the Purchase Agreement in their entirety as follows:

“(vii) the Responsible Party shall have contributed all of his ownership interests in the Company to Seller and all of his ownership interests in Desca Colombia to the Company;

(viii) Intentionally Omitted;

(ix) Intentionally Omitted;”

19. Amendment to Section 8(g)(i)(A) of the Purchase Agreement. The Parties hereby agree to amend and restate Section 8(g)(i)(A) of the Purchase Agreement in its entirety as follows:

“(A) First, by offsetting the amount of the Required Payment against the amount due under Put/Call Note and Performance Share Note issued to the Responsible Party under the LLC Agreement;”

20. Ratification and Confirmation. Other than as expressly modified hereby, the Purchase Agreement remains in full force and effect, and is hereby ratified and confirmed in its entirety, as hereby amended. Any inconsistencies between the Purchase Agreement and the terms outlined in this Amendment shall be governed by this Amendment.

21. Governing Law. All disputes, claims or controversies arising out of or relating to this Amendment, or the negotiation, validity or performance of this Amendment, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Florida without regard to its rules of conflicts of laws.

22. Counterparts; Facsimile Signatures. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Amendment may be executed by facsimile signatures.

[Signature Page Follows]

The parties have caused this Amendment to be duly executed and delivered as of the date first set forth above.

SELLER:

ELANDIA/DESCA HOLDING, LLC, a Delaware limited liability company, f/k/a Bella Durmiente, LLC

By:	/s/ Jorge Alvarado
Name:	Jorge Alvarado
Title:	Manager

THE COMPANY:

DESCA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Jorge Alvarado
Name:	Jorge Alvarado
Title:	Manager

PURCHASER:

ELANDIA INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer

THE RESPONSIBLE PARTY:

/s/ Jorge Alvarado
Jorge Alvarado, an individual

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE PREFERRED UNIT PURCHASE AGREEMENT]